Exhibit 99.1

      ARBOR REALTY TRUST REPORTS FOURTH QUARTER AND FULL YEAR 2006 RESULTS

    Fourth Quarter Highlights:

        - Net income increased 54% to $14.4 million from 4Q05
        - Diluted earnings per share of $0.84
        - New loans and investments of $593 million
        - Loan and investment portfolio increased 24% from 3Q06
        - Declared quarterly dividend of $0.60 per share
        - Closed third CDO issuing $548 million of investment grade debt
        - Received $6.0 million distribution from investment in Prime

    Year End Highlights:

        - Diluted earnings per share of $2.93
        - New loans and investments of $1.5 billion
        - Portfolio balance increased 60% from 2005
        - Issued $65 million of trust preferred securities
        - Closed two CDOs issuing $904 million of investment grade debt
        - Recorded $15.2 million of income from investment in Prime

    UNIONDALE, N.Y., Feb. 9 /PRNewswire-FirstCall/ -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the fourth quarter and year ended December 31, 2006. Arbor reported net income for the quarter of $14.4 million, or $0.84 per diluted common share, compared to net income for the quarter ended December 31, 2005 of $9.3 million, or $0.55 per diluted common share. Excluding $3.7 million of income from the Prime transaction, net income for the quarter ended December 31, 2006 was $10.7 million, or $0.62 per diluted common share.(1)

    Net income for the full year ended December 31, 2006 was $50.4 million, or $2.93 per diluted common share, compared to net income for the year ended December 31, 2005 of $50.4 million, or $2.98 per diluted common share. Excluding $9.3 million and $15.5 million of income from the Prime transaction for the years ended December 31, 2006 and 2005, respectively, net income for the year ended December 31, 2006 was $41.1 million, or $2.39 per diluted common share, compared to net income for the year ended December 31, 2005 of $34.9 million, or $2.07 per diluted share.(1)

    "Our strong fourth quarter results reflect our commitment to enhance the long-term value of our franchise," said Ivan Kaufman, Chairman and Chief Executive Officer. "We achieved record growth in our portfolio during the quarter which reflects the strength of our origination network. Additionally, the significant progress we have made in improving our long-term funding sources has enabled us to maximize the return on our investments. These improvements have created a financing platform that mirrors our business model, enabling us to properly fund the future growth of our loan and investment portfolio."

    The results for the fourth quarter included a $6.0 million distribution from Prime Outlets Acquisition Company LLC ("Prime"), an entity in which Arbor owns an equity and profits interest. Prime refinanced the debt on a portion of the assets in its portfolio, receiving proceeds in excess of the amount of the previously existing debt. Of the distribution received by Arbor, $4.1 million was recorded as interest income, representing the portion of the distribution received from the profits interest, and $1.9 million of the distribution was recorded as income from equity affiliates.

    Mr. Kaufman stated, "During the quarter, we originated $123 million of longer-term, fixed-rate product, which represented 21% of our quarterly volume. Fixed-rate loans represent 25% of our portfolio as of December 31, 2006. These loans generally include prepayment protection creating long-term stability in our portfolio."

    Total revenues for the quarter ended December 31, 2006 were $52.4 million, an increase of 65% from the same quarter of 2005.

    At December 31, 2006, the net balance in the loan and investment portfolio was $2.0 billion, an increase of 24% and 60% from September 30, 2006 and December 31, 2005, respectively. The average balance of the loan and investment portfolio during the fourth quarter was $1.8 billion and the average yield on these assets for the quarter was 10.15%, compared to an average yield of 10.63% for the third quarter of 2006.

    Interest expense for the fourth quarter 2006 was $29.4 million, an increase of 92% from the fourth quarter of 2005. This increase reflects higher average borrowings, as well as the rise in interest rates. The average balance of debt financing on the loan and investment portfolio during the quarter was $1.6 billion and the average cost of these borrowings was 7.11%.

    For the fourth quarter 2006, Arbor's manager, Arbor Commercial Mortgage, LLC, earned $3.6 million of incentive compensation, representing 25% of the amount by which earnings for the four most recent quarters exceeded a 9.5% return on equity, as described in the management agreement. Arbor Commercial Mortgage intends to exercise its option to receive all of its incentive compensation in shares of Arbor Realty Trust's common stock.

    Financing Activity

    In December 2006, Arbor completed its third CDO issuing approximately $547.5 million of investment grade-rated floating rate debt, including a $100.0 million revolving note class that provides a revolving credit facility. The notes have an initial weighted average spread of approximately 44 basis points over three-month LIBOR. Arbor retained an equity interest in the portfolio with a notional amount of $52.5 million. "We are extremely pleased to have closed our third CDO," said Kaufman. "This CDO significantly strengthens our long-term financing sources and provides us with increased leverage, reduced borrowing costs and allows us to fund the vast majority of our investments with CDO debt. In addition, this CDO offers us greater flexibility in our product offerings and features a $100.0 million revolving debt facility, which allows us to more efficiently deploy the CDO cash resulting in increased returns on our equity."

    As of December 31, 2006, Arbor's financing facilities for its loan and investment portfolio totaled approximately $2.4 billion and borrowings outstanding under such facilities were $1.8 billion.

    Portfolio Activity

    During the quarter, Arbor originated 19 new loans and investments totaling $593 million, the highest quarterly loan volume in Arbor's history. Of the new loans and investments, 13 were bridge loans totaling $389 million, two were junior participating interests totaling $146 million, two were mezzanine loans totaling $54 million, and two were preferred equity investments totaling $4 million.

    During the quarter, 11 loans paid off with an outstanding balance of approximately $197 million. Of this amount, $183 million were loans on properties that were either sold or refinanced outside of Arbor and $14 million was concurrent with an Arbor refinance.

    At December 31, 2006, the loan and investment portfolio unpaid principal balance was $2.0 billion with a weighted average current interest pay rate of 9.06%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled $1.8 billion, with a weighted average interest rate of 6.70%.

    Arbor has an $8.5 million loan in its portfolio that is non-performing and income recognition has been suspended. The principal amount of the loan is not deemed to be impaired and no loan loss reserve has been recorded at this time. Income recognition will resume when the loan becomes contractually current and performance has recommenced.

    Dividend

    As previously announced, the Board of Directors declared a dividend of $0.60 per share for the quarter ended December 31, 2006, to be paid on February 20, 2007 to shareholders of record on February 5, 2007.

    Equity Participation Interests

    Attached as an exhibit to this press release is a schedule of certain data pertaining to the Company's investments with equity participation interests and IRR lookbacks. The Company recorded $6.0 million of income from the Prime transaction during the quarter as previously disclosed. There were no new loans and investments originated during the quarter with equity participation interests or IRR lookbacks. The Company recorded income during the quarter on one of its IRR lookbacks, Waipouli Beach Resort, totaling approximately $0.7 million.

    Earnings Conference Call

    Management will host a conference call today at 10:00 a.m. EDT. A live webcast of the conference call will be available online at http://www.arborrealtytrust.com. Web participants are encouraged to go to Arbor's Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable without charge at http://www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 510-0676 for domestic callers and (617) 597-5361 for international callers. The participant passcode for both is 71581707.

    After the live webcast, the call will remain available on Arbor's Web site, http://www.arborrealtytrust.com through February 16, 2007. In addition, a telephonic replay of the call will be available until February 16, 2007. The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888. Please use passcode: 51460689.

    About Arbor Realty Trust, Inc.

    Arbor Realty Trust, Inc. is a real estate investment trust which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 11 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

    Safe Harbor Statement

    Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor's expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor's Annual Report on Form 10-K for the year ended December 31, 2005 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

    (1) See attached schedule of non-GAAP financial measures on page 7.

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

                         CONSOLIDATED INCOME STATEMENTS

                                          Quarter Ended                    Year Ended
                                           December 31,                   December 31,
                                  -----------------------------   -----------------------------
                                      2006             2005           2006            2005
                                  -------------   -------------   -------------   -------------
                                   (Unaudited)     (Unaudited)     (Unaudited)      (Audited)
Revenue:
Interest income                   $  52,399,216   $  31,619,614   $ 172,833,401   $ 121,109,157
Income from swap
 derivative                                   -               -         696,960               -
Other income                              8,250          74,676         170,197         498,250
  Total revenue                      52,407,466      31,694,290     173,700,558     121,607,407

Expenses:
Interest expense                     29,360,656      15,266,253      92,693,419      45,745,424
Employee compensation
 and benefits                         1,218,640       1,215,401       4,648,644       4,274,609
Stock based compensation                536,627         317,356       2,329,689       1,590,898
Selling and
 administrative                       1,275,518       1,363,703       4,463,019       4,351,366
Management fee -
 related party                        4,301,079       2,116,638      12,831,791      12,430,546
  Total expenses                     36,692,520      20,279,351     116,966,562      68,392,843
Income before minority
 interest and income
 from equity affiliates              15,714,946      11,414,939      56,733,996      53,214,564
Income from equity
 affiliates                           1,875,000               -       4,784,292       8,453,440
Income before minority
 interest                            17,589,946      11,414,939      61,518,288      61,668,004
Income allocated to
 minority interest                    3,182,794       2,071,691      11,104,481      11,280,981

Net income                        $  14,407,152   $   9,343,248   $  50,413,807   $  50,387,023

Basic earnings per
 common share                     $        0.84   $        0.55   $        2.94   $        2.99

Diluted earnings per
 common share                     $        0.84   $        0.55   $        2.93   $        2.98

Dividends declared per
 common share                     $        0.58   $        0.65   $        2.57   $        2.24

Weighted average number of
 shares of common stock
 outstanding:

  Basic                              17,088,970      17,030,461      17,161,346      16,867,466

  Diluted                            20,944,194      20,863,900      21,001,804      20,672,502

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

              SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
                                   (Unaudited)

                                          Quarter Ended                     Year Ended
                                           December 31,                    December 31,
                                 -------------------------------   -----------------------------
                                      2006             2005             2006           2005
                                 ---------------   -------------   -------------   -------------
Total revenue, GAAP
 basis                           $    52,407,466   $  31,694,290   $ 173,700,558   $ 121,607,407

Subtract: Prime
 transaction                           4,166,667               -      10,440,708      17,239,447

Total revenue, as
 adjusted                        $    48,240,799   $  31,694,290   $ 163,259,850   $ 104,367,960


Net income, GAAP basis           $    14,407,152   $   9,343,248   $  50,413,807   $  50,387,023

Subtract: Prime
 transaction                           3,712,000               -       9,350,218      15,454,536

Net income, as adjusted          $    10,695,152   $   9,343,248   $  41,063,589   $  34,932,487

Diluted earnings per
 common share, GAAP basis        $          0.84   $        0.55   $        2.93   $        2.98

Diluted earnings per common
 share, as adjusted              $          0.62   $        0.55   $        2.39   $        2.07

Diluted weighted average
 shares outstanding                   20,944,194      20,863,900      21,001,804      20,672,502

a.) Given the magnitude of the Prime transaction, Arbor has elected to report adjusted revenues, net income and earnings per share for the affected periods to help ensure the comparability of the reporting periods. Management considers these non-GAAP financial measures to be effective indicators, for both management and investors, of Arbor's financial performance. Arbor's management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

                    ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                  December 31,        December 31,
                                                      2006               2005
                                                ----------------    ----------------
                                                  (Unaudited)          (Audited)
Assets:
Cash and cash equivalents                       $      7,756,857    $     19,427,309
Restricted cash                                       84,772,062          35,496,276
Loans and investments, net                         1,993,525,064       1,246,825,906
Related party loans, net                               7,752,038           7,749,538
Available-for-sale securities, at fair value          22,100,176          29,615,420
Investment in equity affiliates                       25,376,949          18,094,242
Other assets                                          63,062,065          38,866,666
  Total assets                                  $  2,204,345,211    $  1,396,075,357

Liabilities and Stockholders' Equity:
Repurchase agreements                           $    395,847,359    $    413,624,385
Collateralized debt obligations                    1,091,529,000         299,319,000
Junior subordinated notes to subsidiary
 trust issuing preferred securities                  222,962,000         155,948,000
Notes payable                                         94,574,240         115,400,377
Notes payable - related party                                  -          30,000,000
Due to related party                                   3,983,647           1,777,412
Due to borrowers                                      16,067,295          10,691,355
Other liabilities                                     17,802,341          18,014,755
  Total liabilities                                1,842,765,882       1,044,775,284

Minority interest                                     65,468,252          63,691,556

Stockholders' equity:
Preferred stock, $0.01 par value:
 100,000,000 shares authorized; 3,776,069
 shares issued and outstanding                            37,761              37,761
Common stock, $0.01 par value: 500,000,000
 shares authorized; 17,388,770 shares
 issued, 17,109,370 shares outstanding
 at December 31, 2006 and 17,051,391
 shares issued and outstanding
 at December 31, 2005                                    173,888             170,514
Additional paid-in capital                           273,037,744         264,691,931
Treasury stock, at cost - 279,400 shares              (7,023,361)                  -
Retained earnings                                     27,732,489          21,452,789
Accumulated other comprehensive income                 2,152,556           1,255,522
Total stockholders' equity                           296,111,077         287,608,517
Total liabilities and stockholders' equity      $  2,204,345,211    $  1,396,075,357

                            Arbor Realty Trust, Inc.
                    Internal Rate of Return ("IRR") Lookbacks
                        (all dollar amounts in thousands)
                                    Unaudited

                                   Loan
                   Origination  Commitment                 Pay Rate @   IRR
Loan Name              Date       Amount       Index        12/31/06    Rate
----------------   -----------  ----------  ------------  -----------  ------
135 Greenwich St.      1Q05         11,815  LIBOR + 5.00%       10.35%  12.00% Year 1
                                            LIBOR + 5.00%               13.50% Year 2
                                            LIBOR + 5.00%               15.00% Year 3
Total                           $   11,815                      10.35%  13.50%

    These loans contain a provision whereby upon repayment of the loan, the borrower must make an additional payment in an amount sufficient to give Arbor Realty Trust, Inc. the yield noted in the "IRR Rate" column. Management has not yet determined that these amounts are collectable and, therefore, has not accrued the difference between the current pay rate and the IRR rate.

                            Arbor Realty Trust, Inc.
                    Summary of Equity Participation Interests
                        (all dollar amounts in thousands)
                                    Unaudited

                            Initial ART                    Current                   Approximate
                            Investment     Investment    Investment                     Square
Name                           Amount        Date          Amount       Profit %       Footage
-------------------------   -----------   -----------   -----------   -----------    -----------
80 Evergreen                $       384          3Q03   $       201         12.50%        77,680

930 Flushing                      1,126          3Q03           125         12.50%       304,080

Prime Portfolio                   2,100          4Q03             -          7.50%     6,700,000

Prime Portfolio                                                   -         16.67%     6,700,000

450 W. 33rd St                    1,500          4Q03         2,711         28.00%     1,746,734

823 Park Avenue                       -          3Q04             -         20.00%        52,374

York Avenue                         540          3Q04             -          8.70%        45,200

Toy Building                     10,000          2Q05        16,140         20.00%       958,000

On The Ave                        2,000          2Q05         2,000         33.33%       170,000

Homewood Mtn Resort                   -          2Q06             -         25.60%        ** 769

Richland Terrace
 Apartments                           -          3Q06             -         25.00%       342,152

Ashley Court Apartments               -          3Q06             -         25.00%       177,892

                                                               Current
                             Property                        Debt Balance
Name                           Type            Location      on Property         Comments
----------------------   ---------------   ---------------   ------------   ------------------
80 Evergreen             Warehouse         Brooklyn, NY      $      4,800

930 Flushing             Warehouse         Brooklyn, NY            25,000   Property
                                                                            refinanced July
                                                                            2005

Prime Portfolio          Retail Outlets    Multi-state          1,275,678   Properties
                                                                            refinanced

Prime Portfolio          Retail Outlets    Multi-state                      All equity
                                                                            returned to
                                                                            investors

450 W. 33rd St           Office            New York City          350,000   Preferred return
                                                                            of 12.5%

823 Park Avenue          Conversion        New York City          120,500   *Condo conversion
                                                                            - investment held
                                                                            in Taxable REIT
                                                                            Subsidiary
                                                                            ("TRS")

York Avenue              Conversion        New York City           32,000   Property
                                                                            refinanced Dec
                                                                            2005

Toy Building             Conversion        New York City          640,000   *Condo conversion
                                                                            - TRS Asset

On The Ave               Hotel             New York City           65,926   Condo/hotel
                                                                            conversion - TRS
                                                                            Asset

Homewood Mtn Resort      Commercial        Homewood, CA            63,962   Profits interest
                                                                            held in TRS

Richland Terrace
 Apartments              Multi Family      Columbia, SC             7,460

Ashley Court
 Apartments              Multi Family      Fort Wayne, IN           5,452

* - debt balance represents anticipated debt financing required to complete condominium conversion project.
**  - amount represents approximate acreage of property.

Contacts:                               Investors:
Arbor Realty Trust, Inc.                Stephanie Carrington/ Denise Roche
Paul Elenio, Chief Financial Officer    The Ruth Group
516-832-7422                            646-536-7017 / 7008
pelenio@arbor.com                       scarrington@theruthgroup.com
                                        droche@theruthgroup.com

Media:
Bonnie Habyan, SVP of Marketing
516-229-6615
bhabyan@arbor.com

SOURCE  Arbor Realty Trust, Inc.
    -0-                             02/09/2007
    /CONTACT: Paul Elenio, Chief Financial Officer, +1-516-229-6615, pelenio@arbor.com, or Media: Bonnie Habyan, SVP of Marketing, +1-516-832-7422, bhabyan@arbor.com, both of Arbor Realty Trust, Inc.; or Investors: Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or Denise Roche, +1-646-536-7008, droche@theruthgroup.com, both of The Ruth Group, for Arbor Realty Trust, Inc./
    /Web site:  http://www.arborrealtytrust.com /
    (ABR)